Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to show the effects of the September 2005 acquisition (“the Acquisition”) by Maritech Resources, Inc. (“Maritech”) of certain oil and gas property interests from Devon Energy Production Company, L.P., Devon Louisiana Corporation and Devon Energy Petroleum Pipeline Company (collectively “Devon Energy”) pursuant to a Purchase and Sale Agreement dated July 22, 2005 (“the Agreement”). Maritech is a wholly owned subsidiary of TETRA Technologies, Inc. (“TETRA”). The properties acquired are herein referred to as the “Acquired Properties."

The following unaudited pro forma condensed combined financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of TETRA. These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes thereto, TETRA’s Annual Report on Form 10-K for the year ended December 31, 2004, TETRA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and the Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Sold to Maritech Resources, Inc.

The following unaudited pro forma condensed combined balance sheet reflects the pro forma adjustments necessary to be made to the historical consolidated balance sheet of TETRA and its subsidiaries to give effect to the Acquisition as if it had occurred on June 30, 2005 as an acquisition by TETRA of the Acquired Properties using the purchase method of accounting. Pro forma adjustments that are attributable to the Acquisition are described below and in the accompanying notes to the following unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2005 and for the years ended December 31, 2004 and 2003, reflect the pro forma adjustments necessary to the historical consolidated statements of operations of TETRA and its subsidiaries to give effect to the Acquisition as if it had occurred on January 1 of the period presented as an acquisition by TETRA of the Acquired Properties using the purchase method of accounting. Pro forma adjustments that are attributable to the Acquisition are described below and in the accompanying notes to the following unaudited pro forma condensed combined financial statements.

The pro forma adjustments are based upon available information and assumptions that TETRA’s management believes are reasonable. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the notes accompanying those statements.

The unaudited pro forma condensed combined financial statements and supplemental oil and gas reserve disclosures are not necessarily indicative of the historical results that would have been achieved had the Acquisition occurred on the dates referenced above and should not be viewed as indicative of operations in future periods, due to the expected production declines of the properties, the changes in the business and the omission of various operating and administrative expenses.

The unaudited pro forma condensed combined financial statements were prepared based on the following assumptions:

• Pursuant to the Agreement, Maritech purchased the Acquired Properties in exchange for the assumption of approximately $66.1 million fair value of associated decommissioning liabilities plus a cash purchase price of $4.0 million. The cash portion of the consideration was subject to adjustment for the effects of preferential purchase right elections and the Acquired Properties’ cash flows from January 1, 2005. As a result of such cash adjustments primarily relating to the Acquired Properties’ cash flows from January 1, 2005, Maritech received a net cash settlement at closing of approximately $18.3 million.

• The unaudited pro forma balance sheet has been prepared as if the Acquisition occurred on June 30, 2005. The unaudited pro forma statements of operations for the six months ended June 30, 2005, and for the years ended December 31, 2004 and 2003 have been prepared as if the Acquisition occurred on January 1 of each of the periods presented.

• The Acquisition was accounted for as a purchase of the Acquired Properties by TETRA.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2005

	TETRA	Pro Forma		Combined
	Historical	Adjustments		Pro Forma
	(In Thousands)
Cash and cash equivalents	$5,302	$18,267	(a)	$23,569

Accounts receivable, net	107,424			107,424
Inventories	60,131	237	(a)	60,368
Deferred tax assets	1,624			1,624
Prepaid expenses and other	8,223			8,223
	182,704			201,208

Property, plant and equipment, net	224,464	51,766	(a)	276,230
Other assets	124,480			124,480

Total assets	$531,648			$601,918

Trade accounts payable	$40,989			$40,989
Accrued liabilities	36,696	4,177	(a)	40,873
Liabilities of discontinued operations	253			253
Current portion of long-term debt	1			1
	77,939			82,116

Long-term debt	125,231			125,231
Deferred income taxes	31,963			31,963
Decommissioning liabilities	38,546	66,093	(a)	104,639
Other liabilities	5,818			5,818
	201,558			267,651

Stockholders' equity	252,151			252,151

Total liabilities and stockholders' equity	$531,648			$601,918

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2003

		Acquired
	TETRA	Properties	Pro Forma		Combined
	Historical	Historical	Adjustments		Pro Forma
	(In Thousands)
Product sales revenues	$144,011	$86,371			$230,382
Services sales revenues	174,658				174,658
Total revenues	318,669	86,371			405,040

Cost of product sales	110,361	28,418	56,836	(b)	195,615
Cost of services	134,512				134,512
Total cost of revenues	244,873	28,418			330,127

Gross profit	73,796	57,953			74,913

General and administrative expenses	44,718		2,906	(c)	47,624
Operating income	29,078	57,953			27,289

Interest expense, net	312				312
Other income (expense)	565				565
Income before taxes, discontinued operations and cumulative effect of accounting change	29,331	57,953			27,542

Provision for income taxes	9,931		320	(d)	10,251
Income before discontinued operations and cumulative effect of accounting change	$19,400	$57,953			$17,291

Income before discontinued operations per share:
Basic	$0.59				$0.61
Diluted	$0.56				$0.58

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2004

		Acquired
	TETRA	Properties	Pro Forma		Combined
	Historical	Historical	Adjustments		Pro Forma
	(In Thousands)
Product sales revenues	$187,090	$71,214			$258,304
Services sales revenues	166,096				166,096
Total revenues	353,186	71,214			424,400

Cost of product sales	147,268	21,397	38,594	(b)	207,259
Cost of services	124,549				124,549
Total cost of revenues	271,817	21,397			331,808

Gross profit	81,369	49,817			92,592

General and administrative expenses	53,799		2,906	(c)	56,705
Operating income	27,570	49,817			35,887

Interest expense, net	1,676				1,676
Other income (expense)	465				465
Income before taxes, discontinued operations and cumulative effect of accounting change	26,359	49,817			34,676

Provision for income taxes	8,303		2,911	(d)	11,214
Income before discontinued operations and cumulative effect of accounting change	$18,056	$49,817			$23,462

Income before discontinued operations per share:
Basic	$0.54				$0.70
Diluted	$0.51				$0.66

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2005

		Acquired
	TETRA	Properties	Pro Forma		Combined
	Historical	Historical	Adjustments		Pro Forma
	(In Thousands)
Product sales revenues	$141,425	$22,653			$164,078
Services sales revenues	121,495				121,495
Total revenues	262,920	22,653			285,573

Cost of product sales	108,714	10,647	10,555	(b)	129,916
Cost of services	83,930				83,930
Total cost of revenues	192,644	10,647			213,846

Gross profit	70,276	12,006			71,727

General and administrative expenses	37,160		1,453	(c)	38,613
Operating income	33,116	12,006			33,114

Interest expense, net	2,912				2,912
Other income (expense)	1,787				1,787
Income before taxes, discontinued operations and cumulative effect of accounting change	31,991	12,006			31,989

Provision for income taxes	11,037		(1	)(d)	11,036
Income before discontinued operations and cumulative effect of accounting change	$20,954	$12,006			$20,953

Income before discontinued operations per share:
Basic	$0.62				$0.62
Diluted	$0.59				$0.59

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The accompanying unaudited pro forma balance sheet and statements of operations present the pro forma effects of the Acquisition. The balance sheet is presented as though the Acquisition occurred on June 30, 2005. The statements of operations are presented as though the Acquisition occurred on January 1 of each of the periods presented.

2. Method of Accounting for the Merger

TETRA will account for the Acquisition using the purchase method of accounting for business combinations.

The purchase method of accounting requires that the Acquired Properties’ assets and liabilities assumed by TETRA be recorded at their estimated fair values. The purchase price of the Acquired Properties will be based primarily on the fair value of the associated decommissioning liabilities assumed of approximately $66.1 million, less the amount of net cash received at closing.

3. Pro Forma Adjustments Related to the Acquisition

The unaudited pro forma condensed combined balance sheet includes the following adjustments:

(a) This adjustment records the purchase of the Acquired Properties in exchange for the assumption of approximately $66.1 million of associated decommissioning liabilities, other assumed liabilities and transaction costs. In addition, Maritech received a net cash settlement of approximately $18.3 million, consisting primarily of the Acquired Properties’ net cash flows received by Devon Energy subsequent to the effective date, and which is net of $4.0 million of purchase consideration paid by Maritech.

The unaudited pro forma condensed combined statements of operations include the following adjustments:

(b) This adjustment records the additional depreciation, depletion and amortization associated with the Acquired Properties.

(c) This adjustment records the additional accretion expense related to the decommissioning liabilities assumed associated with the Acquired Properties.

(d) This adjustment records the income tax impact of the Acquired Properties, using TETRA’s consolidated statutory income tax rate.

Pro Forma Supplemental Oil and Gas Disclosures

(unaudited)

The following table sets forth certain unaudited pro forma information concerning TETRA’s proved oil and gas reserves as of December 31, 2004 and 2003, giving effect to the purchase of the Acquired Properties from Devon Energy as if it had occurred on January 1 of the periods presented. The reliability of reserve information is considerably affected by several factors. Reserve information is imprecise due to the inherent uncertainties in, and the limited nature of, the database upon which the estimating of reserve information is predicated. Moreover, the methods and data used in estimating reserve information are often necessarily indirect or analogical in character, rather than direct or deductive. Furthermore, estimating reserve information, by applying generally accepted petroleum engineering and evaluation principles, involves numerous judgments based upon the engineer’s educational background, professional training and professional experience. The extent and significance of the judgments to be made are, in themselves, sufficient to render reserve information inherently imprecise.

Estimated Quantities of Proved Oil and Gas Reserves

	Oil (MBbls)
		Acquired
	TETRA	Properties	Pro Forma
Total proved reserves at December 31, 2002	902	2,211	3,113
Revisions of previous estimates	645	316	961
Production	(473)	(935)	(1,408)
Extensions and discoveries	1,314	1	1,315
Purchases of reserves in place	887	–	887
Sales of reserves in place	–	–	–

Total proved reserves at December 31, 2003	3,275	1,593	4,868
Revisions of previous estimates	(301)	1,009	708
Production	(502)	(833)	(1,335)
Extensions and discoveries	64	–	64
Purchases of reserves in place	110	–	110
Sales of reserves in place	–	–	–

Total proved reserves at December 31, 2004	2,646	1,769	4,415

Proved developed reserves
December 31, 2003	1,593	1,352	2,945
December 31, 2004	1,127	1,450	2,577

	Gas (MMcf)
		Acquired
	TETRA	Properties	Pro Forma
Total proved reserves at December 31, 2002	10,004	22,877	32,881
Revisions of previous estimates	(556)	9,661	9,105
Production	(3,953)	(10,399)	(14,352)
Extensions and discoveries	1,654	4,533	6,187
Purchases of reserves in place	6,776	–	6,776
Sales of reserves in place	–	–	–

Total proved reserves at December 31, 2003	13,925	26,672	40,597
Revisions of previous estimates	1,223	(4,272)	(3,049)
Production	(4,101)	(6,522)	(10,623)
Extensions and discoveries	6,615	–	6,615
Purchases of reserves in place	4,986	–	4,986
Sales of reserves in place	(243)	–	(243)

Total proved reserves at December 31, 2004	22,405	15,878	38,283

Proved developed reserves
December 31, 2003	10,332	24,961	35,293
December 31, 2004	15,356	13,783	29,139

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows and changes in such cash flows are prepared using procedures prescribed by Statement of Financial Accounting Standards No. 69 (“SFAS No. 69”). As prescribed by SFAS No. 69, “standardized measure” relates to the estimated discounted future net cash flows and major components of that calculation relating to proved reserves at the end of the year in the aggregate, based on year end prices, costs, and statutory tax rates and using a 10% annual discount rate.

The standardized measure is not an estimate of the fair value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, yearend prices, used to determine the standardized measure, are influenced by seasonal demand and other factors and may not be the more representative in estimating future revenues or reserve data.

The following is a summary of pro forma standardized measure of discounted future net cash flows from proved oil and gas reserves of TETRA as of December 31, 2004 and 2003, giving effect to the acquisition of the Acquired Properties as if it had occurred at January 1 of each of the periods presented:

	December 31, 2003
		Acquired
	TETRA	Properties	Pro Forma
	(In Thousands)
Future cash inflows	$184,121	$207,763	$391,884
Future costs
Production	50,446	53,832	104,278
Development and abandonment	47,472	82,656	130,128
Future net cash flows before income taxes	86,203	71,275	157,478
Future income taxes	(25,908)	(28,904)	(54,812)
Future net cash flows	60,295	42,371	102,666
Discount at 10% annual rate	(10,433)	1,254	(9,179)
Standardized measure of discounted future net cash flows	$49,862	$43,625	$93,487

	December 31, 2004
		Acquired
	TETRA	Properties	Pro Forma
	(In Thousands)
Future cash inflows	$257,459	$172,203	$429,662
Future costs
Production	70,689	57,833	128,522
Development and abandonment	65,933	89,595	155,528
Future net cash flows before income taxes	120,837	24,775	145,612
Future income taxes	(39,671)	(16,393)	(56,064)
Future net cash flows	81,166	8,382	89,548
Discount at 10% annual rate	(11,275)	6,612	(4,663)
Standardized measure of discounted future net cash flows	$69,891	$14,994	$84,885

The following is a summary of the changes in the pro forma standardized measure of discounted future net cash flows from proved oil and gas reserves of TETRA as of December 31, 2004 and 2003, giving effect to the acquisition of the Acquired Properties as if it had occurred at January 1 of each of the periods presented:

	Year Ended December 31, 2003
		Acquired
	TETRA	Properties	Pro Forma
	(In Thousands)
Standardized measure, beginning of year	$20,726	$8,596	$29,322
Sales, net of production costs	(19,635)	(57,953)	(77,588)
Net change in prices, net of production costs	2,013	25,433	27,446
Changes in future development costs	(86)	10,384	10,298
Development costs incurred	473	759	1,232
Accretion of discount	2,073	860	2,933
Net change in income taxes	(12,793)	(4,277)	(17,070)
Purchases of reserves in place	32,570	–	32,570
Extensions and discoveries	15,538	16,284	31,822
Sales of reserves in place	–	–	–
Net change due to revision in quantity estimates	11,107	35,936	47,043
Changes in production rates (timing) and other	(2,124)	7,603	5,479
Subtotal	29,136	35,029	64,165

Standardized measure, end of year	$49,862	$43,625	$93,487

	Year Ended December 31, 2004
		Acquired
	TETRA	Properties	Pro Forma
	(In Thousands)
Standardized measure, beginning of year	$49,862	$43,625	$93,487
Sales, net of production costs	(19,882)	(49,817)	(69,699)
Net change in prices, net of production costs	5,381	2,481	7,862
Changes in future development costs	(1,738)	(10,202)	(11,940)
Development costs incurred	2,750	6,685	9,435
Accretion of discount	4,986	4,363	9,349
Net change in income taxes	(11,811)	11,683	(128)
Purchases of reserves in place	12,882	–	12,882
Extensions and discoveries	29,171	–	29,171
Sales of reserves in place	(115)	–	(115)
Net change due to revision in quantity estimates	(2,233)	7,532	5,299
Changes in production rates (timing) and other	638	(1,356)	(718)
Subtotal	20,029	(28,631)	(8,602)

Standardized measure, end of year	$69,891	$14,994	$84,885